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                                   EXHIBIT 4



                       AMERICAN ARTISTS FILM CORPORATION

                      1996 STOCK OPTION PLAN, AS AMENDED
                               ON JUNE 25, 1998



                                   ARTICLE I

                 Purpose, Scope and Administration of the Plan

  I.1  Purpose.  The purpose of this 1996 Stock Option Plan is to promote the
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long-term success of American Artists Film Corporation ("AAF"), and its
subsidiaries and to encourage growth in shareholder value by providing financial incentives to selected members of its Board of Directors, employees, consultants and advisers who are in positions to make significant contributions toward that success.

  I.2  Definitions.  Unless the context clearly indicates otherwise, for
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purposes of this Plan:

      (a) "Board of Directors" means the Board of Directors of AAF.

      (b) "Code" means the Internal Revenue Code of 1986, as amended.

      (c) "Committee" means the Stock Option Committee of the Board of Directors, which shall be composed of two or more members appointed from time to time by the Board of Directors from among its members.

      (d) "Common Stock" means the Class A or Class B Common Stock of AAF, $0.001 par value per share, or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 4.1 hereof.

      (e) "Company" means AAF and any subsidiary of AAF, including subsidiaries of AAF which become such after adoption of this Plan.

      (f) "Fair Market Value" of a share of Common Stock on a specified date means: (i) if the Common Stock is then traded on a national securities exchange, the closing price on such date of a share of the Common Stock as traded on the largest securities exchange on which it is then traded; or (ii) if the Common Stock is not then traded on a national securities exchange, the mean between the closing composite inter-dealer "bid" and "ask" prices for Common Stock, as quoted on the NASDAQ National Market System (A) on such date, or (B) if no "bid" and "ask" prices are quoted on such date, then on the next preceding date on which such prices were quoted; or (iii) if the Common Stock is not then traded on a national securities exchange or quoted on the NASDAQ National Market System, the value determined in good faith by the Committee.

      (g) "Grant Date," as used with respect to a particular Option or Stock Appreciation Right, means the date as of which the Option or Stock Appreciation Right is granted by the Committee pursuant to the Plan.

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      (h) "Grantee" means the person to whom an Option or Stock Appreciation
  Right is granted by the Committee pursuant to the Plan.

      (i) "Incentive Stock Option" means an Option, or any portion thereof, granted to an employee of the Company which qualifies as an Incentive Stock Option as described in Section 422 of the Code, unless the Committee expressly designates the Option, or such portion thereof, as a Nonqualified Stock Option.

      (j) "Nonqualified Stock Option" means any option granted under this Plan, other than an Incentive Stock Option.

      (k) "Option" means an Option granted by the Committee pursuant to Article II to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Nonqualified Stock Option, as provided in Section 2.1 hereof.

      (l) "Option Agreement" means the agreement between AAF and a Grantee under which the Grantee is granted an Option or an Option and Stock Appreciation Rights pursuant to the Plan.

      (m) "Option Period" means, with respect to any Option or Stock Appreciation Right granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the Grant Date as the Committee in its sole discretion shall determine and during which the Option or Stock Appreciation Right may be exercised.

      (n) "Plan" means the 1996 American Artists Film Corporation Stock Option Plan as set forth herein and as amended from time to time.

      (o) "Stock Appreciation Right" means a right granted pursuant to Article III hereof by the Committee, in conjunction with an Option, to receive payment equal to any increase in the Fair Market Value of a share of Common Stock from the Grant Date to the date of exercise of such right, in lieu of exercise of the Option for such share.

      (p) "Total and Permanent Disability," as applied to a Grantee of an Incentive Stock Option, means that the Grantee (i) has established to the satisfaction of the Committee that the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 105(d)(4) of the Code), and (ii) has satisfied any requirement imposed by the Committee in regard to evidencing such disability.

  I.3  Aggregate Limitation.
       --------------------

      (a) The maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted shall not exceed a total of 5,000,000 shares in the aggregate, subject to possible adjustment in accordance with Section 4.1.

      (b) Any shares of Common Stock to be delivered by AAF upon the exercise of Options or Stock Appreciation Rights shall, at the discretion of the Board of Directors, be issued from AAF's authorized but unissued shares of Common Stock or transferred from any available Common Stock held in treasury.

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      (c) The Committee may grant new Options and Stock Appreciation Rights hereunder with respect to any shares for which an Option or Stock Appreciation Right expires or otherwise terminates prior to being exercised.

      I.4  Administration of the Plan.
           --------------------------

      (a) The Plan shall be administered by the Committee, which shall have the authority:

         (i) To determine the members of the Board of Directors and the employees, consultants and advisers of the Company to whom, and the times at which, Options and Stock Appreciation Rights shall be granted, and the number of shares of Common Stock to be subject to each such Option and Stock Appreciation Right, taking into consideration the nature of the services rendered by the particular Grantee, the Grantee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion may deem relevant;

         (ii) To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

         (iii) To prescribe the terms and conditions of the Option Agreements for the grant of Options and Stock Appreciation Rights (which need not be identical for all Grantees) in accordance and consistent with the requirements of the Plan; and

         (iv) To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner.

      (b) All decisions and determinations of the Committee in the administration of the Plan and on other matters concerning the Plan or any Option or Stock Appreciation Right shall be final, conclusive and binding on all persons, including (but not by way of limitation) the Company, the shareholders and directors of AAF, and any persons having any interest in any Options or Stock Appreciation Rights. The Committee shall be entitled to rely in reaching its decisions on the advice of counsel (who may be counsel to the Company).

      (c) The Committee members shall comprise persons who have not in the year prior to their appointment participated in the Plan or in any other discretionary plan for acquiring stock, stock options or stock appreciation rights of the Company, and the members shall not be eligible to participate in any such plans within one year after leaving the Committee.

  I.5  Eligibility for Awards.  The Committee shall in accordance with Articles
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II and III designate from time to time the members of the Board of Directors and the employees, consultants and advisers of the Company who are to be granted Options and Stock Appreciation Rights. In no event may a member of the Committee or a person who is not an employee of the Company be granted an Incentive Stock Option under the Plan.

  I.6  Effective Date and Duration of Plan.  The Plan shall become effective
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June 1, 1996; provided, that any grant of Options or Stock Appreciation Rights under the Plan prior to approval of the Plan by the shareholders of AAF is subject to such shareholder approval within 12 months of adoption of the Plan by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan (but not any Options or Stock Appreciation Rights then outstanding) shall terminate on the tenth anniversary of its adoption by the Board of Directors.

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                                  ARTICLE II

                                 Stock Options

  II.1    Grant of Options.
          ----------------

      (a) The Committee may from time to time, subject to the provisions of the Plan, grant Options to members of the Board of Directors and to employees, consultants and advisers of the Company under appropriate Option Agreements to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.3(a).

      (b) The Committee may designate any Option (or portion thereof) as an option to purchase either Class A Common Stock or Class B Common Stock. Any portion of an Option which the Committee does not designate as an option to purchase Class B Common Stock shall be an option to purchase Class A Common Stock.

      (c) The Committee may designate as an Incentive Stock Option any Option (or portion thereof) granted to an employee or the Company which satisfies the requirements of Section 2.3 hereof. Any portion of an Option that is not designated as an Incentive Stock Option (or otherwise does not qualify as an Incentive Stock Option) shall be a Nonqualified Stock Option. A Nonqualified Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.

  II.2    Option Requirements.
          -------------------

      (a) An Option shall be evidenced by an Option Agreement specifying the number and class of shares of Common Stock that may be purchased upon its exercise and containing such other terms and conditions consistent with the Plan as the Committee may determine to be applicable to that Option.

      (b) No Option shall be granted under the Plan on or after the tenth anniversary of the date upon which the Plan was adopted by the Board of Directors.

      (c) An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

      (d) The Committee may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.

      (e) The option price per share of Common Stock shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date.

      (f) An Option shall not be transferable other than by will or the laws of descent and distribution. During the Grantee's lifetime an Option shall be exercisable only by the Grantee or, if the Grantee is disabled and the Option remains exercisable, by his or her duly appointed guardian or other legal representative. Upon the Grantee's death, but only to the extent that the Option is otherwise exercisable hereunder, an Option may be exercised by the Grantee's legal representative or by a person who receives the right to exercise the Option under the Grantee's will or by the applicable laws of descent and distribution.

      (g) Except as otherwise provided in the Option Agreement, an Option, to the extent that it has not previously been exercised, shall terminate prior to the expiration of its Option Period upon the first

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  to occur of: (i) the expiration of two years after the death of the Grantee, or (ii) if the Option is an Incentive Stock Option, the expiration of one year after the Grantee ceases to be an employee of the Company due to disability, or (iii) if the Option is an Incentive Stock Option, the expiration of three months after the Grantee ceases to be an employee of the Company for any reason other than death or disability.

      (h) A person electing to exercise an Option shall give written notice of election to AAF in such form as the Committee may require, accompanied by payment of the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may specify, which may include shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option.

      (i) The exercise of any number of Stock Appreciation Rights granted under an Option Agreement shall result in a simultaneous corresponding reduction in the number of shares of Common Stock then available for purchase upon exercise of the related Option.

  II.3  Incentive Stock Option Requirements.
        -----------------------------------

      (a) An Option granted to an employee of the Company and designated by the Committee as an Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3.

      (b) An Incentive Stock Option shall not be granted to an individual who on the Grant Date owns stock possessing more than ten percent of the total combined voting power of all classes of stock of AAF, unless the option price per share of Common Stock will not be less than 110% of the Fair Market Value thereof on the Grant Date and the Option Period does not extend beyond five years from the Grant Date.


                                  ARTICLE III

                           Stock Appreciation Rights

  III.1  Grant of Rights.
         ---------------

      (a) In conjunction with any Option granted hereunder, the Committee may in its discretion grant a Stock Appreciation Right with respect to each share of Common Stock that may be purchased upon exercise of the Option.

      (b) Upon exercise of a Stock Appreciation Right, the Company shall pay to the party authorized to exercise the Stock Appreciation Right the amount by which (i) the lesser of (A) the Fair Market Value of a share of Common Stock on the date of exercise or (B) 200% of the Fair Market Value of a share of Common Stock on the Grant Date, exceeds (ii) the Fair Market Value of a share of Common Stock on the Grant Date. A Stock Appreciation Right may not be exercised unless the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date.

      (c) Payment upon exercise of a Stock Appreciation Right may be made, in the sole discretion of the Committee, (i) in cash, (ii) by delivery of shares of Common Stock valued at Fair Market Value on the date of exercise, or (iii) partly in cash and partly by delivery of shares of Common Stock.

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  III.2  Requirements for Stock Appreciation Rights.
         ------------------------------------------

      (a) Stock Appreciation Rights shall be granted under and evidenced by the Option Agreement under which the related Option is granted, which shall have such terms and conditions consistent with the Plan as the Committee may determine, and shall be exercisable in accordance with such terms and conditions.

      (b) Stock Appreciation Rights granted in relation to an Option (i) shall be exercisable only to the extent and at the times the Option is exercisable,
  (ii) shall expire or otherwise terminate simultaneously with the expiration or termination of the related Option, (iii) shall be transferable only when the related Option is transferable and subject to the same conditions, (iv) shall be exercised by the Grantee giving written notice of such exercise to the Company in such form as the Committee may require, and (v) shall be reduced upon each exercise of the related Option by the number of Stock Appreciation Rights which corresponds to the number of shares of Common Stock purchased pursuant to such exercise.


                                  ARTICLE IV

                              General Provisions

  IV.1  Adjustment Provisions.
        ---------------------

      (a)  In the event of:

         (i) any stock dividend payable in respect of Common Stock; or

         (ii) any recapitalization, reclassification, split-up or consolidation of or other change in the Common Stock; or

         (iii) any exchange of the outstanding shares of Common Stock in connection with a merger, consolidation or other reorganization of or involving AAF or a sale by AAF of all or a portion of its assets, for a different number or class of shares of stock or other securities of AAF or for shares of the stock or other securities of any other corporation;

then the Committee shall, in such manner as it may determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options and Stock Appreciation Rights and the purchase price per share which must be paid thereafter upon exercise of any option and which will be used to determine the amount which any Grantee would receive upon exercise thereafter of Stock Appreciation Rights. Any such adjustments made by the Committee shall be final, conclusive and binding upon all persons, including (but not by way of limitation) the Company, the shareholders and directors of AAF, and any persons having any interest in any Options or Stock Appreciation Rights which may be granted under the Plan.

      (b) Except as provided above in subparagraph (a) of this paragraph 4.1, issuance by AAF of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the Options or Stock Appreciation Rights.

  IV.2  Additional Conditions.  Any shares of Common Stock issued or transferred
        ---------------------
under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee or AAF may impose.

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  IV.3  No Rights as Shareholder or to Employment.  No Grantee or any other
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person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to any Option or Stock Appreciation Right until certificates evidencing the shares have been issued and delivered to the Grantee or any such person upon the exercise of the Option. Furthermore, an Option shall not confer upon any Grantee any rights to employment or any other relationship with the Company, including without limitation any right to continue in the employ of the Company, nor affect the right of the Company to terminate the employment or other relationship of the Grantee with the Company at any time with or without cause.

  IV.4  Legal Restrictions.  If in the opinion of legal counsel for AAF the
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issuance or sale of any shares of Common Stock pursuant to the exercise of an
Option would not be lawful for any reason, including (but not by way of limitation) the inability or failure of AAF to obtain from any governmental authority or regulatory body the authority deemed necessary by such counsel for such issuance or sale, AAF shall not be obligated to issue or sell any Common Stock pursuant to the exercise of an Option to a Grantee or any other authorized person unless a registration statement that complies with the provisions of the Securities Act of 1933, as amended (the "Act") in respect of such shares is in effect at the time thereof, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act, or AAF receives evidence satisfactory to its legal counsel that the issuance and sale of the shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law. AAF shall in no event be obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

  IV.5  Rights Unaffected.  The existence of the Options and Stock Appreciation
        -----------------
Rights shall not affect: the right or power of AAF and its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the AAF's capital structure or its business; any issuance of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; the dissolution or liquidation of AAF, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

  IV.6  Withholding Taxes.  As a condition to exercise of an Option or Stock
        -----------------
Appreciation Right, AAF may in its sole discretion withhold or require the Grantee to pay or reimburse AAF for any taxes which AAF determines are required to be withheld in connection with the grant or any exercise of an Option or Stock Appreciation Right.

  IV.7  Choice of Law.  The validity, interpretation and administration of the
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Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Missouri. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Missouri, without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

  IV.8  Amendment, Suspension and Termination of Plan.  The Plan may from time
        ---------------------------------------------
to time be terminated, suspended or amended by the Board of Directors in such respects as it may deem advisable, including any such amendment effected (i) so that the Incentive Stock Options granted hereunder shall be "incentive stock options" as such term is defined in Section 422 of the Code, or (ii) to conform to any change in any law or regulation governing the Plan, or the Options or Stock Appreciation Rights granted hereunder, including (but not by way of limitation) amendments to comply with the reporting and liability provisions of
Section 16 of the Securities Exchange Act of 1934; provided, however, that no such amendment shall change the following

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unless approved by the shareholders of AAF within twelve months following the date such amendment is adopted:

      (a) The maximum aggregate number of shares for which Options may be granted under the Plan, except as required under any adjustment pursuant to
  Section 4.1 hereof;

      (b) The Option exercise price, with the exception of any change in such price required as a result of any adjustment pursuant to Section 4.1 hereof, and with the further exception of changes in determining Fair Market Value of shares of Common Stock to conform with any then applicable provision of the Code or regulations promulgated thereunder;

      (c) The maximum period during which Options or Stock Appreciation Rights may be exercised;

      (d) The maximum amount which may be paid upon exercise of a Stock Appreciation Right;

      (e) The termination date of the Plan, in any manner which would extend such date; or

      (f) The requirements as to eligibility for participation in the Plan in any material respect.

  IV.9  Headings.  The headings in this Plan are for convenience only and are
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not to be used in interpreting the meaning or effect of any provisions hereof.

  AS APPROVED BY THE BOARD OF DIRECTORS OF AAF ON JUNE 25, 1998.

                            AMERICAN ARTISTS FILM CORPORATION




                            By: /s/ J. Eric Van Atta
                                ----------------------------------------
                                Secretary

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